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Exhibit 21

Medtronic, Inc. and subsidiaries

Company	Jurisdiction of Incorporation
Arterial Vascular Engineering Canada, Inc.	Canada
Arterial Vascular Engineering Italia, S.r.l	Italy
Arterial Vascular Engineering Netherlands Holding	Netherlands
Arterial Vascular Engineering UK Limited	United Kingdom
AVE Connaught	Ireland
AVE Galway Limited	Ireland
AVE Ireland Limited	Ireland
AVE Manufacturing, Inc.	California
AVECOR Cardiovascular Limited	United Kingdom
B.V. Medtronic FSC	Netherlands
Bakken Research Center B.V.	Netherlands
Cardiotron Medizintechnik G.m.b.H.	Germany
Dantec Elettronica S.r.l.	Italy
Home Medical Supply of Michigan, Inc.	Michigan
Home Medical Supply, Inc. (TN corp.)	Tennessee
India Biomedical Investment Limited	Minnesota
India Medtronic Private Limited	India
INFIN (International Finance) C.V.	Netherlands
Kobayashi Sofamor Danek K.K.	Japan
Med Rel, Inc.	Minnesota
Medical Education K.K.	Japan
Medical Research Group, Inc.	Delaware
Medtronic (Africa) (Proprietary) Limited	South Africa
Medtronic (Schweiz) A.G. / Medtronic (Suisse) S.A.	Switzerland
Medtronic (Shanghai) Ltd.	China
Medtronic (Thailand) Limited	Thailand
Medtronic A/S	Denmark
Medtronic Aktiebolag	Sweden
Medtronic Asia, Ltd.	Minnesota
Medtronic Australasia Pty. Limited	Australia
Medtronic AVE, Inc.	Delaware
Medtronic AVECOR Cardiovascular, Inc.	Minnesota
Medtronic B.V.	Netherlands
Medtronic Belgium S.A./N.V.	Belgium
Medtronic Bio-Medicus, Inc.	Minnesota
Medtronic China, Ltd.	Minnesota
Medtronic Comercial Ltda.	Brazil
Medtronic Czechia s.r.o.	Czech Republic
Medtronic do Brasil Ltda.	Brazil
Medtronic Dominicana, C. por A.	Dominican Republic
Medtronic Endonetics, Inc.	California
Medtronic Europe Capital Corp.	Cayman Islands
Medtronic Europe S.A.	Switzerland
Medtronic Europe S.A./N.V.	Belgium
Medtronic Finland OY	Finland

Medtronic Foundation	Minnesota
Medtronic France S.A.S.	France
Medtronic Functional Diagnostics Asia Limited	Hong Kong
Medtronic Functional Diagnostics SA/NV	Belgium
Medtronic Functional Diagnostics Zinetics, Inc.	Utah
Medtronic Functional Diagnostics, Inc.	New Jersey
Medtronic G.m.b.H.	Germany
Medtronic Hellas Medical Device Commercial S.A.	Greece
Medtronic Holding Switzerland GmbH	Switzerland
Medtronic Hungary Limited	Hungary
Medtronic Iberica S.A.	Spain
Medtronic International Technology, Inc.	Minnesota
Medtronic International, Ltd.	Delaware
Medtronic Interventional Vascular, Inc.	Massachusetts
Medtronic Ireland Holdings Company	Ireland
Medtronic Ireland Limited	Ireland
Medtronic Ireland Manufacturing Limited	Ireland
Medtronic Italia S.p.A.	Italy
Medtronic Japan Capital Corp.	Cayman Islands
Medtronic Japan Co., Ltd.	Japan
Medtronic Korea Co., Ltd.	Korea
Medtronic Latin America, Inc.	Minnesota
Medtronic Limited	United Kingdom
Medtronic Medical Appliance Technology and	China
Service (Shanghai) Ltd.
Medtronic Mediterranean SAL	Lebanon
Medtronic Mexico S. de R.L. de C.V.	Mexico
Medtronic Micro Interventional Systems, Inc.	Minnesota
Medtronic Micro Motion Sciences, Inc.	Delaware
Medtronic MiniMed, Inc.	Delaware
Medtronic NT Co., Ltd.	Japan
Medtronic Oesterreich G.m.b.H.	Austria
Medtronic of Canada Ltd.	Canada
Medtronic PercuSurge, Inc.	Delaware
Medtronic Physio-Control Corp.	Washington
Medtronic Physio-Control International, Inc.	Washington
Medtronic Physio-Control Limited	United Kingdom
Medtronic Physio-Control Manufacturing Corp.	Washington
Medtronic Physio-Control S.r.l.	Italy
Medtronic Poland Sp. zo.o	Poland
Medtronic Portugal — Comercio e Distribuiacao de	Portugal
Aparelhos Medicos Lda
Medtronic PS Medical, Inc.	California
Medtronic Puerto Rico Operations Co.	Cayman Islands
Medtronic Puerto Rico, Inc.	Minnesota
Medtronic S. de R.L. de C.V.	Mexico
Medtronic S.A.I.C.	Argentina
Medtronic Sofamor Danek (UK) Ltd.	United Kingdom

Medtronic Sofamor Danek Deggendorf GmbH	Germany
Medtronic Sofamor Danek France S.A.S.	France
Medtronic Sofamor Danek GmbH	Germany
Medtronic Sofamor Danek South Africa (Proprietary)	South Africa
Limited
Medtronic Sofamor Danek USA, Inc.	Tennessee
Medtronic Sofamor Danek, Inc.	Indiana
Medtronic Synectics Aktiebolag	Sweden
Medtronic Treasury International, Inc.	Minnesota
Medtronic Treasury Management, Inc.	Minnesota
Medtronic U.K. Capital Corp.	Cayman Islands
Medtronic USA, Inc.	Minnesota
Medtronic VidaMed, Inc.	Delaware
Medtronic Vingmed AS	Norway
Medtronic World Trade Corporation	Minnesota
Medtronic Xomed France S.A.S.	France
Medtronic Xomed U.K. Limited	United Kingdom
Medtronic Xomed, Inc.	Delaware
Medtronic, Inc.	Minnesota
Medtronic-Mediland (Taiwan) Ltd.	Taiwan
Medtronic-Vicare A/S	Denmark
MiniMed Distribution Corp.	Delaware
MiniMed Europe S.A./N.V.	Belgium
MiniMed Medical Supply, Inc.	Florida
MiniMed Medizinproduktevertriebs GmbH	Germany
MiniMed Nordic AB	Sweden
MiniMed Pharmacies, Inc.	Florida
MiniMed Pty Ltd.	Australia
MiniMed S.A.	France
PercuSurge, S.A.	France
QRS Limited	United Kingdom
SDGI Holdings, Inc.	Delaware
Sofamor Danek Asia Pacific Limited	Hong Kong
Sofamor Danek Australia Pty. Ltd.	Australia
Sofamor Danek China Limited	China
Sofamor Danek Holdings, Inc.	Delaware
Sofamor Danek Italia S.r.l.	Italy
Sofamor Danek Korea Co., Ltd.	Korea
Sofamor Danek Singapore PTE, Ltd.	Singapore
Sofamor S.N.C.	France
Surgical Navigation Technologies, Inc.	Delaware
Synectics Medical Limited	United Kingdom
Synectics Medical Poland Spolka Z.O.O. (Ltd.)	Poland
Vidamed Australia Pty. Limited	Australia
Vidamed International Limited	United Kingdom
Vitafin N.V.	Netherlands
Vitatron (Israel) Limited	Israel
Vitatron A.G.	Switzerland
Vitatron Beheersmaatschappij B.V.	Netherlands
Vitatron Belgium N.V.	Belgium

Vitatron Denmark A/S	Denmark
Vitatron G.m.b.H.	Austria
Vitatron G.m.b.H.	Germany
Vitatron Japan Co., Ltd.	Japan
Vitatron Medical B.V.	Netherlands
Vitatron Medical Espana S.A.	Spain
Vitatron Medical Italia S.r.l.	Italy
Vitatron N.V.	Netherlands
Vitatron Nederland B.V.	Netherlands
Vitatron S.A.R.L.	France
Vitatron Sweden Aktiebolag	Sweden
Vitatron U.K. Limited	United Kingdom
Warsaw Orthopedic, Inc.	Indiana
World Medical Manufacturing Corporation	Florida
Xomed Australia PTY Limited	Australia
Xomed France Holdings, SNC	France
X-Trode S.r.l.	Italy

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  Medtronic, Inc. and subsidiaries